Exhibit 10(q)

FIRST AMENDMENT TO THE HEWLETT-PACKARD COMPANY

2005 EXECUTIVE DEFERRED COMPENSATION PLAN

The Hewlett-Packard Company 2005 Executive Deferred Compensation Plan, as amended and restated effective October 1, 2006 (the “Plan”), is hereby amended as follows:

1.             A new sentence is added to the end of the definition of “Eligible Employee” in Article I to read as follows:

An Eligible Employee shall also include a Newly Hired Employee.

2.             A definition for “Newly Hired Employee” is added to Article I to read as follows:

“Newly Hired Employee” means an Employee (i) who is hired by HP or one of its affiliates for the first time after 2006, (ii) who would have qualified as an Eligible Employee as of the November 1 preceding his date of hire based on his initial position and Annual Rate of Pay, and (iii) whose base salary payable in the year of hire is projected to exceed the Code section 401(a)(17) limit for such year.

3.             A new Section 3.2 is added to read as follows:

New Hires.  A Newly Hired Employee may elect within 30 days of becoming an Employee to defer base salary earned subsequent to the deferral election becoming effective and in the year of hire.  Such an election shall become irrevocable and effective at the end of this 30-day period.

4.             Sections 3.2 to 3.5 are re-numbered 3.3 to 3.6.

This First Amendment to the 2005 Hewlett-Packard Company Executive Deferred Compensation Plan is hereby adopted this 15th day of March, 2007.

HEWLETT-PACKARD COMPANY

By	/s/ Marcela Perez de Alonso
Marcela Perez de Alonso
Executive Vice President
Human Resources and Workforce Development